UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 12, 2013

THERAGENICS CORPORATION®
(Exact name of registrant as specified in charter)

Delaware	000-14339	58-1528626
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5203 Bristol Industrial Way
Buford, Georgia 30518
(Address of principal executive offices / Zip Code)

(770) 271-0233
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

 Item 8.01. Other Events.

On June 13, 2013, Theragenics Corporation (the “Company”) announced that it and Juniper Investment Company, LLC (“Juniper”) have agreed to extend the exclusivity period under the letter agreement dated May 12, 2013 in connection with Juniper’s proposal to acquire all of the Company’s outstanding common stock. The exclusivity period will now expire at 5:00 p.m. ET on June 18, 2013 unless, prior to such time, Juniper has provided to the Company drafts of equity and debt financing commitments in an amount sufficient to fund the proposed transaction, in which case the exclusivity period will be automatically extended until 5:00 p.m. ET on June 25, 2013.  The press release dated June 13, 2013 is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The amended letter agreement dated June 12, 2013 is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated June 13, 2013 of Theragenics Corporation.

99.2	Amended Letter Agreement dated June 12, 2013 by and between Juniper Investment Company, LLC and Theragenics Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Theragenics Corporation (Registrant)

Dated:	June 13, 2013

By:	/s/ M. Christine Jacobs
M. Christine Jacobs
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated June 13, 2013 of Theragenics Corporation.

99.2	Amended Letter Agreement dated June 12, 2013 by and between Juniper Investment Company, LLC and Theragenics Corporation.